Exhibit 99.1

Quarterly Earnings Review

January 17, 2014

BNY Mellon 4Q13 Quarterly Earnings Review

FOURTH QUARTER 2013 FINANCIAL HIGHLIGHTS

(comparisons are 4Q13 vs. 4Q12 unless otherwise stated)

•	Earnings

•

Net income applicable to common shareholders was $513 million, or $0.44 per diluted common share, in 4Q13. Excluding the after-tax loss of $115 million, or $0.10 per diluted common share, related to an equity investment, net income applicable to common shareholders was $628 million, or $0.54 per diluted common share, compared with $622 million, or $0.53 per diluted common share, in 4Q12. (a)

•	Total revenue was $3.6 billion, down 1%, or up 4% on a Non-GAAP basis.

•	Investment services fees increased 5%.

•	Asset servicing revenue increased 4% as a result of higher market values and organic growth.

•	Clearing services revenue increased 10% driven by higher mutual fund fees, asset-based fees and volumes, partially offset by higher money market fee waivers.

•	Issuer services revenue increased 10% driven by higher Depositary Receipts revenue, partially offset by the continued run-off of high margin securitizations in Corporate Trust.

•	Investment management and performance fees increased 6%, driven by higher equity market values, net new business and higher performance fees, partially offset by higher money market fee waivers.

•	Foreign exchange revenue increased 19% as a result of higher volumes and volatility.

•	Other trading revenue decreased $13 million primarily related to lower derivatives trading revenue.

•	Investment and other income decreased primarily reflecting the loss related to an equity investment.

•	Net interest revenue increased 5% primarily driven by higher average interest-earning assets.

•	The provision for credit losses was $6 million in 4Q13 driven by an increase in the allowance for a municipal-related entity.

•	Noninterest expense increased 2%, or 4% on a Non-GAAP basis. The increase primarily reflects higher staff, legal, consulting and marketing expenses.

•	Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $27.6 trillion, increased 5% primarily reflecting higher market values and net new business.

•	Estimated new AUC/A wins in Asset Servicing of $123 billion in 4Q13.

•	AUM of a record $1.58 trillion, increased 14% driven by net new business and higher equity market values.

•	Long-term inflows totaled $2 billion in 4Q13.

•	Short-term inflows totaled $6 billion in 4Q13.

•	Capital

•	Repurchased 10 million common shares for $318 million.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Sequential growth rates are unannualized.

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BNY Mellon 4Q13 Quarterly Earnings Review

FINANCIAL SUMMARY

						4Q13 vs.
(dollars in millions, common shares in thousands)	4Q12	1Q13	2Q13	3Q13	4Q13	4Q12	3Q13
Revenue:
Fee and other revenue	$2,850	$2,844	$3,187	$2,963	$2,797	(2)%	(6)%
Income from consolidated investment management funds	42	50	65	32	36
Net interest revenue	725	719	757	772	761

Total revenue – GAAP	3,617	3,613	4,009	3,767	3,594	(1)	(5)
Less: Net income attributable to noncontrolling interests related to consolidated investment management funds	11	16	39	8	17
Gain (loss) related to an equity investment (pre-tax)	—	—	184	—	(175)

Total revenue – Non-GAAP	3,606	3,597	3,786	3,759	3,752	4	—
Provision for credit losses	(61)	(24)	(19)	2	6

Expense:
Noninterest expense – GAAP	2,825	2,828	2,822	2,779	2,877	2	4
Less: Amortization of intangible assets	96	86	93	81	82
M&I, litigation and restructuring charges	46	39	13	16	2

Total noninterest expense – Non-GAAP	2,683	2,703	2,716	2,682	2,793	4%	4%

Income:
Income before income taxes	853	809	1,206	986	711
Provision (benefit) for income taxes	207	1,046	321	(2)	155

Net income (loss)	$646	$(237)	$885	$988	$556
Net (income) attributable to noncontrolling interests (a)	(11)	(16)	(40)	(8)	(17)

Net income (loss) applicable to shareholders of The Bank of New York Mellon Corporation	635	(253)	845	980	539
Preferred stock dividends	(13)	(13)	(12)	(13)	(26)

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$622	$(266)	$833	$967	$513

Key Metrics:
Pre-tax operating margin (b)	24%	22%	30%	26%	20%
Non-GAAP (b)	27%	26%	32%	29%	22%

Return on common equity (annualized) (b)	7.1%	N/M	9.7%	11.2%	5.7%
Non-GAAP (b)	8.2%	7.8%	10.5%	8.9%	6.3%

Return on tangible common equity (annualized)
Non-GAAP (b)	18.8%	N/M	25.0%	28.4%	14.3%
Non-GAAP adjusted (b)	19.7%	18.5%	25.2%	21.5%	14.3%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	78%	79%	79%	78%

Percentage of non-U.S. total revenue (c)	36%	35%	36%	39%	39%
Period end:
Full-time employees	49,500	49,700	49,800	50,800	51,100
Market capitalization	$29,902	$32,487	$32,271	$34,674	$39,910
Common shares outstanding	1,163,490	1,160,647	1,150,477	1,148,522	1,142,250

(a)	Includes net income of $11 million in 4Q12, $16 million in 1Q13, $39 million in 2Q13, $8 million in 3Q13 and $17 million in 4Q13 attributable to noncontrolling interests related to consolidated investment management funds.
(b)	Non-GAAP excludes M&I, litigation and restructuring charges and the impact of the U.S. Tax Court’s disallowance of certain foreign tax credits, if applicable. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.
(c)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.

N/M – Not meaningful.

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BNY Mellon 4Q13 Quarterly Earnings Review

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							4Q13 vs.
	4Q12	1Q13	2Q13	3Q13	4Q13		4Q12	3Q13
Changes in AUM (in billions) (a):
Beginning balance of AUM	$1,359	$1,386	$1,429	$1,432	$1,532
Net inflows (outflows):
Long-term	14	40	21	32	2
Money market	(6)	(13)	(1)	13	6

Total net inflows (outflows)	8	27	20	45	8
Net market/currency impact/other	19	16	(17)	55	43

Ending balance of AUM	$1,386	$1,429	$1,432	$1,532	$1,583	(b)	14%	3%

AUM at period end, by product type (a):
Equity securities	33%	34%	35%	35%	35%
Fixed income securities	38	39	39	39	39
Money market	22	20	19	19	19
Alternative investments and overlay	7	7	7	7	7

Total AUM	100%	100%	100%	100%	100%	(b)

Wealth management:
Average loans (in millions)	$8,478	$8,972	$9,253	$9,453	$9,755		15%	3%
Average deposits (in millions)	$12,332	$13,646	$13,306	$13,898	$14,161		15%	2%

Investment Services:
Average loans (in millions)	$24,868	$26,697	$27,814	$27,865	$31,210		26%	12%
Average deposits (in millions)	$204,164	$200,221	$204,499	$206,068	$216,216		6%	5%

AUC/A at period end (in trillions) (c)	$26.3	$26.3	$26.2	$27.4	$27.6	(b)	5%	1%

Market value of securities on loan at period end (in billions) (d)	$237	$244	$255	$255	$235	(e)	(1)%	(8)%

Asset Servicing:
Estimated new business wins (AUC/A) (in billions)	$190	$205	$201	$110	$123	(b)

Depositary Receipts:
Number of sponsored programs	1,379	1,359	1,349	1,350	1,335		(3)%	(1)%

Clearing Services:
Global DARTS volume (in thousands)	181	213	217	212	213		18%	—%
Average active clearing accounts (U.S. platform) (in thousands)	5,489	5,552	5,591	5,622	5,643		3%	—%
Average long-term mutual fund assets (U.S. platform) (in millions)	$334,883	$357,647	$371,196	$377,131	$401,434		20%	6%
Average investor margin loans (U.S. platform) (in millions)	$7,987	$8,212	$8,235	$8,845	$8,848		11%	—%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,113	$2,070	$2,037	$1,952	$2,005		(5)%	3%

(a)	Excludes securities lending cash management assets and assets managed in the Investment Services business.
(b)	Preliminary.
(c)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.1 trillion at Dec. 31, 2012, $1.2 trillion at March 31, 2013, $1.1 trillion at June 30, 2013 and $1.2 trillion at both Sept. 30, 2013 and Dec. 31, 2013.
(d)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan relating to CIBC Mellon.
(e)	Excludes securities booked on BNY Mellon beginning in the fourth quarter of 2013 resulting from the CIBC Mellon joint venture, which totaled $62 billion at Dec. 31, 2013.

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BNY Mellon 4Q13 Quarterly Earnings Review

The following table presents the value of certain market indices at period end and on an average basis.

Market indices						4Q13 vs.
	4Q12	1Q13	2Q13	3Q13	4Q13	4Q12	3Q13
S&P 500 Index (a)	1426	1569	1606	1682	1848	30%	10%
S&P 500 Index – daily average	1418	1514	1609	1675	1769	25	6
FTSE 100 Index (a)	5898	6412	6215	6462	6749	14	4
FTSE 100 Index – daily average	5844	6300	6438	6530	6612	13	1
MSCI World Index (a)	1339	1435	1434	1544	1661	24	8
MSCI World Index – daily average	1312	1405	1463	1511	1602	22	6
Barclays Capital Aggregate BondSM Index (a)	366	356	343	356	354	(3)	(1)
NYSE and NASDAQ share volume (in billions)	174	174	186	166	179	3	8
JPMorgan G7 Volatility Index – daily average (b)	7.56	9.02	9.84	9.72	8.20	8	(16)

(a)	Period end.
(b)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.

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BNY Mellon 4Q13 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue						4Q13 vs.
(dollars in millions)	4Q12	1Q13	2Q13	3Q13	4Q13	4Q12	3Q13
Investment services fees:
Asset servicing (a)	$945	$969	$988	$964	$984	4%	2%
Clearing services	294	304	321	315	324	10	3
Issuer services	215	237	294	322	237	10	(26)
Treasury services	141	141	139	137	137	(3)	—

Total investment services fees	1,595	1,651	1,742	1,738	1,682	5	(3)
Investment management and performance fees	853	822	848	821	904	6	10
Foreign exchange and other trading revenue	139	161	207	160	146	5	(9)
Distribution and servicing	52	49	45	43	43	(17)	—
Financing-related fees	45	41	44	44	43	(4)	(2)
Investment and other income	116	72	269	135	(60)	N/M	N/M

Total fee revenue	2,800	2,796	3,155	2,941	2,758	(2)	(6)
Net securities gains	50	48	32	22	39	N/M	N/M

Total fee and other revenue – GAAP	$2,850	$2,844	$3,187	$2,963	$2,797	(2)%	(6)%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	78%	79%	79%	78%

(a)	Asset servicing fees include securities lending revenue of $41 million in 4Q12, $39 million in 1Q13, $50 million in 2Q13, $35 million in 3Q13 and $31 million in 4Q13.

N/M – Not meaningful.

KEY POINTS

•	Asset servicing fees were $984 million, an increase of 4% year-over-year and 2% sequentially. Both increases primarily reflect higher market values, organic growth and higher collateral management fees in Global Collateral Services. The year-over-year increase was partially offset by lower securities lending revenue primarily due to lower spreads.

•	Clearing services fees were $324 million, an increase of 10% year-over-year and 3% sequentially. The year-over-year increase was driven by higher mutual fund fees, asset-based fees and volumes, partially offset by higher money market fee waivers. The sequential increase was primarily driven by higher clearing revenue and mutual funds fees.

•	Issuer services fees were $237 million, an increase of 10% year-over-year and a decrease of 26% sequentially. The year-over-year increase primarily reflects higher Depositary Receipts revenue due to corporate actions, partially offset by the continued run-off of high margin securitizations in Corporate Trust. The sequential decrease primarily resulted from seasonally lower Depositary Receipts revenue.

•	Investment management and performance fees were $904 million, an increase of 6% year-over-year and 10% sequentially. The growth rates in both prior periods were negatively impacted by approximately 1% due to the sale of the Newton private client business. The year-over-year increase was primarily driven by higher equity market values, net new business and higher performance fees, partially offset by higher money market fee waivers and the average impact of the stronger U.S. dollar. The sequential increase primarily reflects seasonally higher performance fees and higher equity market values.

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BNY Mellon 4Q13 Quarterly Earnings Review

•	Foreign exchange and other trading revenue

(in millions)	4Q12	1Q13	2Q13	3Q13	4Q13
Foreign exchange	$106	$149	$179	$154	$126
Other trading revenue:
Fixed income	25	8	12	(2)	20
Equity/other	8	4	16	8	—

Total other trading revenue	33	12	28	6	20

Total foreign exchange and other trading revenue	$139	$161	$207	$160	$146

Foreign exchange and other trading revenue totaled $146 million in 4Q13 compared with $139 million in 4Q12 and $160 million in 3Q13. In 4Q13, foreign exchange revenue totaled $126 million, an increase of 19% year-over-year and a decrease of 18% sequentially. The year-over-year increase primarily reflects higher volumes and volatility. The sequential decrease was primarily driven by lower volatility, partially offset by higher volumes. Other trading revenue was $20 million in 4Q13 compared with $33 million in 4Q12 and $6 million in 3Q13. The year-over-year decrease primarily reflects lower derivatives trading revenue. The sequential increase was primarily driven by higher fixed income trading revenue, partially offset by lower equity derivatives trading revenue.

•	Investment and other income

(in millions)	4Q12	1Q13	2Q13	3Q13	4Q13
Corporate/bank-owned life insurance	$41	$34	$32	$38	$40
Asset-related gains	22	7	7	35	22
Seed capital gains	7	6	1	7	20
Expense reimbursements from joint ventures	9	11	8	12	11
Private equity gains (losses)	4	(2)	5	(2)	5
Transitional service agreements	5	5	4	—	2
Lease residual gains	14	1	10	7	—
Equity investment revenue (loss)	(1)	13	200	48	(163)
Other income (loss)	15	(3)	2	(10)	3

Total investment and other income	$116	$72	$269	$135	$(60)

Investment and other income was a loss of $60 million in 4Q13 compared with income of $116 million in 4Q12 and income of $135 million in 3Q13. The decreases compared with both prior periods primarily reflect a loss related to an equity investment.

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BNY Mellon 4Q13 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						4Q13 vs.
(dollars in millions)	4Q12	1Q13	2Q13	3Q13	4Q13	4Q12		3Q13
Net interest revenue (non-FTE)	$725	$719	$757	$772	$761	5%		(1)%
Net interest revenue (FTE) – Non-GAAP	740	733	771	787	781	6		(1)
Net interest margin (FTE)	1.09%	1.11%	1.15%	1.16%	1.09%	—	bps	(7	) bps

Selected average balances:
Cash/interbank investments	$118,796	$111,685	$106,561	$116,165	$132,198	11%		14%
Trading account securities	5,294	5,878	6,869	5,523	6,173	17		12
Securities	102,512	101,912	107,138	101,206	96,640	(6)		(5)
Loans	43,613	46,279	47,913	48,256	50,768	16		5

Interest-earning assets	270,215	265,754	268,481	271,150	285,779	6		5
Interest-bearing deposits	142,719	147,728	151,219	153,547	157,020	10		2
Noninterest-bearing deposits	79,987	70,337	70,648	72,075	79,999	—		11

Selected average yields/rates:
Cash/interbank investments	0.43%	0.41%	0.41%	0.41%	0.40%
Trading account securities	2.54	2.40	2.33	2.83	2.82
Securities	1.94	1.88	1.84	1.98	2.02
Loans	1.89	1.78	1.76	1.73	1.64
Interest-earning assets	1.27	1.26	1.27	1.28	1.21
Interest-bearing deposits	0.09	0.08	0.07	0.06	0.06

Average cash/interbank investments as a percentage of average interest-earning assets	44%	42%	40%	43%	46%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	30%	26%	26%	27%	28%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•	Net interest revenue totaled $761 million in 4Q13, an increase of $36 million compared with 4Q12 and a decrease of $11 million sequentially. The year-over-year increase in net interest revenue was primarily driven by higher average interest-earning assets. The sequential decrease primarily reflects a change in the mix of interest-earning assets, partially offset by an increase in average interest-earning assets driven by higher deposits.

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BNY Mellon 4Q13 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense						4Q13 vs.
(dollars in millions)	4Q12	1Q13	2Q13	3Q13	4Q13	4Q12	3Q13
Staff:
Compensation	$911	$885	$891	$915	$929	2%	2%
Incentives	311	338	364	339	343	10	1
Employee benefits	235	249	254	262	250	6	(5)

Total staff	1,457	1,472	1,509	1,516	1,522	4	—
Professional, legal and other purchased services	322	295	317	296	344	7	16
Software and equipment	233	228	238	226	241	3	7
Net occupancy	156	163	159	153	154	(1)	1
Distribution and servicing	108	106	111	108	110	2	2
Business development	88	68	90	63	96	9	52
Sub-custodian	64	64	77	71	68	6	(4)
Other	255	307	215	249	258	1	4
Amortization of intangible assets	96	86	93	81	82	(15)	1
M&I, litigation and restructuring charges	46	39	13	16	2	N/M	N/M

Total noninterest expense – GAAP	$2,825	$2,828	$2,822	$2,779	$2,877	2%	4%
Total staff expense as a percentage of total revenue	40%	41%	38%	40%	42%

Memo:
Total noninterest expense excluding amortizationof intangible assets and M&I, litigation andrestructuring charges – Non-GAAP	$2,683	$2,703	$2,716	$2,682	$2,793	4%	4%

N/M – Not meaningful.

KEY POINTS

Total noninterest expense increased 4% both year-over-year and sequentially excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP).

•	The year-over-year increase primarily resulted from:

•	Increased staff expense resulting from higher incentives driven by higher pre-tax income, as well as increased employee benefit costs due to higher pension expense.

•	Higher legal expense related to litigation defense.

•	Increased consulting expense driven by regulatory/compliance requirements and in support of business initiatives.

•	Higher business development expense primarily reflecting the corporate branding campaign and other marketing initiatives.

•	The sequential increase primarily resulted from higher legal, consulting and business development expenses, primarily reflecting the factors noted above as well as seasonality and the timing of client conferences and corporate sponsorships.

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BNY Mellon 4Q13 Quarterly Earnings Review

OPERATIONAL EXCELLENCE INITIATIVES UPDATE

Expense initiatives (pre-tax)							Original annualized
	Program savings						targeted savings by
(dollar amounts in millions)	FY12	1Q13	2Q13	3Q13	4Q13	FY13	the end of 2013 (a)
Business operations	$238	$84	$93	$103	$109	$389	$310 - $320

Technology	82	27	30	36	39	132	$105 - $110

Corporate services	77	26	27	31	31	115	$85 - $90

Gross savings (b)	$397	$137	$150	$170	$179	$636	$500 - $520
Incremental program expenses to achieve goals (c)	$88	$16	$11	$11	$20	$58	$70 - $90

(a)	Original target established at the inception of the program in 2011.
(b)	Represents the estimated pre-tax run rate expense savings since program inception in 2011. Total Company actual operating expense may increase or decrease due to other factors.
(c)	Program costs include incremental costs to plan and execute the programs including dedicated program managers, consultants, severance and other costs. These costs will fluctuate by quarter. Program costs may include restructuring expenses, where applicable.

Accomplishments

During 2013, we accomplished the targeted program savings of $650-700 million one year ahead of schedule by achieving savings of $716 million on a run-rate basis in 4Q13.

•	Realized savings from business restructuring, management rationalization and vendor management in Investment Services.

•	Realized savings from reengineering activities relating to Investment Boutique restructurings and Dreyfus back office operations consolidations.

•	Realized savings from insourcing of third party contract developers to our global delivery centers and staffing efficiencies in the Technology organization.

•	Realized savings from optimizing internal technology platforms used by employees.

•	Executed an enhanced procurement process to reduce operating expenses.

•	Continued the global footprint position migrations. Lowered operating costs as we continued job migrations to the new Eastern European Global Delivery Center and our existing Global Delivery Centers.

•	Consolidated offices and reduced real estate by an additional 250,000 square feet, primarily in the NY metro region.

•	Moved the New York-based treasury and trading operations from leased space in December 2013 and January 2014 and consolidated into an owned building in downtown Manhattan which will facilitate future savings.

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BNY Mellon 4Q13 Quarterly Earnings Review

CAPITAL

The following table presents our capital ratios.

	Dec. 31,	Sept. 30,	Dec. 31,
Capital ratios	2012	2013	2013(a)
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)(c):
Standardized Approach	N/A	10.1%	10.6%
Advanced Approach	9.8%	11.1	11.3	(d)
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	13.5	14.2	14.5
Basel I Tier 1 capital ratio	15.0	15.8	16.2
Basel I Total (Tier 1 plus Tier 2) capital ratio	16.3	16.8	17.0
Basel I leverage capital ratio	5.3	5.6	5.4
BNY Mellon shareholders’ equity to total assets ratio (c)	10.1	9.9	10.0
BNY Mellon common shareholders’ equity to total assets ratio (c)	9.9	9.5	9.6
Tangible BNY Mellon shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.4	6.4	6.8

(a)	Basel III and Basel I ratios are preliminary.
(b)	At Dec. 31, 2013 and Sept. 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our interpretation of and expectations regarding the final rules released by the Board of Governors of the Federal Reserve (the “Federal Reserve”) on July 2, 2013, on a fully phased-in basis. For periods prior to June 30, 2013, these ratios were estimated using our interpretation of the Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) dated June 7, 2012, on a fully phased-in basis.
(c)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19 for a calculation of these ratios.
(d)	Changes in January 2014 to the probable loss model associated with unsecured wholesale credit exposures within our Advanced Approach capital model will impact risk-weighted assets. The Company did not include the impact at Dec. 31, 2013. However, a preliminary estimate of the revised methodology to the portfolio at Sept. 30, 2013 would have added approximately 6% to the risk-weighted assets.

N/A – Not available.

Quarterly impact to the estimated Basel III Tier 1 common equity ratio – Non-GAAP

	Standardized		Advanced
	Approach		Approach
Estimated Basel III Tier 1 common equity ratio – Non-GAAP at Sept. 30, 2013	10.1%		11.1%
Impacted by:
Net capital generation	5 bps		5 bps
Change in accumulated other comprehensive income (loss) and net pension fund assets	(6	) bps	(6	) bps
Change in risk-weighted assets	42 bps		6 bps
Other (a)	12 bps		14 bps

Estimated Basel III Tier 1 common equity ratio – Non-GAAP at Dec. 31, 2013	10.6%		11.3%

(a)	Includes foreign currency translation.

bps – basis points.

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BNY Mellon 4Q13 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Dec. 31, 2013, the fair value of our investment securities portfolio totaled $99.4 billion. The net unrealized pre-tax gain on our total securities portfolio was $309 million at Dec. 31, 2013 compared with $723 million at Sept. 30, 2013. The decrease in the net unrealized pre-tax gain was primarily driven by an increase in market interest rates. During 4Q13, we received $181 million of paydowns of sub-investment grade securities and sold $83 million of sub-investment grade securities.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio	Sep. 30, 2013 Fair value		4Q13 change in unrealized gain/(loss)	Dec. 31, 2013			Fair value as a % of amortized cost(a)	Unrealized gain/(loss)	Ratings

(dollars in millions)				Amortized cost	Fair value				AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Agency RMBS	$41,663		$(294)	$40,132	$39,673		99%	$(459)	100%	—%	—%	—%	—%
U.S. Treasury securities	14,267		(73)	16,687	16,827		101	140	100	—	—	—	—
Sovereign debt/ sovereign guaranteed (b)	11,210		(36)	12,003	12,028		100	25	98	—	2	—	—
Non-agency RMBS (c)	2,769		9	2,131	2,695		78	564	—	1	2	93	4
Non-agency RMBS	1,395		6	1,334	1,335		92	1	1	11	25	62	1
European floating rate notes (d)	3,120		21	2,922	2,878		98	(44)	66	29	—	5	—
Commercial MBS	3,687		(10)	4,052	4,064		100	12	91	8	1	—	—
State and political subdivisions	6,775		(16)	6,750	6,718		100	(32)	80	18	1	—	1
Foreign covered bonds (e)	2,855		(2)	2,798	2,872		103	74	100	—	—	—	—
Corporate bonds	1,504		(13)	1,808	1,815		100	7	21	66	13	—	—
CLO	1,450		3	1,485	1,496		101	11	100	—	—	—	—
U.S. Government agency debt	1,490		(6)	1,356	1,354		100	(2)	100	—	—	—	—
Consumer ABS	2,490		1	2,894	2,891		100	(3)	94	6	—	—	—
Other (f)	3,193		(4)	2,769	2,784		101	15	33	60	—	—	7

Total investment securities	$97,868	(g)	$(414)	$99,121	$99,430	(g)	99%	$309	89%	5%	1%	4%	1%

(a)	Amortized cost before impairments.
(b)	Primarily comprised of exposure to UK, Germany, Netherlands and France.
(c)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.
(d)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(e)	Primarily comprised of exposure to Canada, UK and Netherlands.
(f)	Includes commercial paper of $2.1 billion and $1.7 billion, fair value, and money market funds of $941 million and $938 million, fair value, at Sept. 30, 2013 and Dec. 31, 2013, respectively.
(g)	Includes net unrealized gains on derivatives hedging securities available-for-sale of $469 million at Sept. 30, 2013 and $678 million at Dec. 31, 2013.

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BNY Mellon 4Q13 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2012	2013	2013
Nonperforming loans:
Other residential mortgages	$158	$128	$117
Commercial	27	15	15
Wealth management loans and mortgages	30	12	11
Foreign loans	9	9	6
Commercial real estate	18	4	4
Financial institutions	3	1	—

Total nonperforming loans	245	169	153
Other assets owned	4	3	3

Total nonperforming assets (a)	$249	$172	$156

Nonperforming assets ratio	0.53%	0.34%	0.30%
Allowance for loan losses/nonperforming loans	108.6	121.9	137.3
Total allowance for credit losses/nonperforming loans	158.0	200.6	224.8

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in the loans of consolidated investment management funds are nonperforming loans of $174 million at Dec. 31, 2012, $31 million at Sept. 30, 2013 and $16 million at Dec. 31, 2013. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Nonperforming assets were $156 million at Dec. 31, 2013, a decrease of $16 million from $172 million at Sept. 30, 2013. The decrease primarily resulted from returns to accrual status and sales of loans in the other residential mortgage portfolio.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs
(in millions)	4Q12	3Q13	4Q13
Allowance for credit losses – beginning of period	$456	$337	$339
Provision for credit losses	(61)	2	6
Net (charge-offs) recoveries:
Foreign	—	1	(3)
Other residential mortgages	(3)	—	—
Financial institutions	(5)	—	—
Commercial	—	(1)	2

Net (charge-offs) recoveries	(8)	—	(1)

Allowance for credit losses – end of period	$387	$339	$344

Allowance for loan losses	$266	$206	$210
Allowance for lending-related commitments	121	133	134

The provision for credit losses was $6 million in 4Q13, a credit of $61 million in 4Q12 and a provision of $2 million in 3Q13. The provision in the fourth quarter of 2013 was driven by an increase in the allowance for a municipal-related entity.

REVIEW OF BUSINESSES

Segment results are subject to reclassification whenever improvements are made in the measurement principles or when organizational changes are made. Internal crediting rates for deposits are regularly updated to reflect the value of deposit balances and distribution of overall interest revenue. In 4Q13, restructuring charges were recorded in the businesses. Prior to 4Q13, all restructuring charges were reported in the Other segment.

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BNY Mellon 4Q13 Quarterly Earnings Review

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

							4Q13 vs.
(dollars in millions, unless otherwise noted)	4Q12	1Q13	2Q13	3Q13	4Q13		4Q12	3Q13
Revenue:
Investment management fees:
Mutual funds	$293	$295	$295	$289	$298		2%	3%
Institutional clients	349	355	360	362	389		11	7
Wealth management (a)	157	161	165	164	149		(5)	(9)

Investment management fees	799	811	820	815	836		5	3
Performance fees	57	15	33	10	72		26	N/M

Investment management and performance fees	856	826	853	825	908		6	10
Distribution and servicing	50	46	44	41	41		(18)	—
Other (b)	25	19	25	54	44		N/M	N/M

Total fee and other revenue (b)	931	891	922	920	993		7	8
Net interest revenue	56	62	63	67	68		21	1

Total revenue	987	953	985	987	1,061		7	7
Noninterest expense (ex. amortization of intangible assets)	713	704	674	697	769		8	10

Income before taxes (ex. amortization of intangible assets)	274	249	311	290	292		7	1
Amortization of intangible assets	48	39	39	35	35		(27)	—

Income before taxes	$226	$210	$272	$255	$257		14%	1%

Pre-tax operating margin	23%	22%	28%	26%	24%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (c)	31%	29%	36%	33%	31%

Metrics:
Changes in AUM (in billions) (d):
Beginning balance of AUM	$1,359	$1,386	$1,429	$1,432	$1,532
Net inflows (outflows):
Long-term	14	40	21	32	2
Money market	(6)	(13)	(1)	13	6

Total net inflows (outflows)	8	27	20	45	8
Net market/currency impact/other	19	16	(17)	55	43

Ending balance of AUM (e)	$1,386	$1,429	$1,432	$1,532	$1,583	(f)	14%	3%

AUM at period end, by product type (d):
Equity securities	33%	34%	35%	35%	35%
Fixed income securities	38	39	39	39	39
Money market	22	20	19	19	19
Alternative investments and overlay	7	7	7	7	7

Total AUM (e)	100%	100%	100%	100%	100	%(f)

Wealth management:
Average loans	$8,478	$8,972	$9,253	$9,453	$9,755		15%	3%
Average deposits	$12,332	$13,646	$13,306	$13,898	$14,161		15%	2%

(a)	Includes revenue related to the Newton private client business prior to the sale of the business in 3Q13.
(b)	Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19. Additionally, other revenue includes asset servicing and treasury services revenue.
(c)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $106 million, $104 million, $110 million, $107 million and $108 million, respectively.
(d)	Excludes securities lending cash management assets.
(e)	Excludes assets managed in the Investment Services business.
(f)	Preliminary.

N/M – Not meaningful.

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BNY Mellon 4Q13 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Assets under management were a record $1.58 trillion at Dec. 31, 2013, an increase of 14% year-over-year and 3% sequentially. The year-over-year increase primarily resulted from net new business and higher equity market values. The sequential increase was primarily due to higher equity market values.

•	17th consecutive quarter of positive long-term inflows.

•	Net long-term inflows were $2 billion and short-term inflows were $6 billion in 4Q13.

•

Total revenue was $1.06 billion, an increase of 7% both year-over-year and sequentially. Excluding the impact of the sale of the Newton private client business, total revenue increased 9% year-over-year and 12% sequentially. The year-over-year increase primarily reflects higher equity market values, net new business and higher performance fees, partially offset by higher money market fee waivers and the average impact of the stronger U.S. dollar. The sequential increase primarily reflects seasonally higher performance fees, higher equity market values and net new business.

•

Investment management fees were $836 million, an increase of 5% year-over-year and 3% sequentially. Excluding the impact of the sale of the Newton private client business, investment management fees increased 6% year-over-year and 4% sequentially. The year-over-year increase primarily reflects higher equity market values and net new business, partially offset by higher money market fee waivers and the average impact of a stronger U.S. dollar. The sequential increase was primarily driven by higher equity market values and the average impact of a weaker U.S. dollar.

•

Performance fees were $72 million in 4Q13 compared with $57 million in 4Q12 and $10 million in 3Q13. The year-over-year increase primarily reflects strong investment performance. The sequential increase primarily reflects seasonality.

•	Net interest revenue increased 21% year-over-year and 1% sequentially. Both the year-over-year and sequential increases resulted from higher average loans and deposits.

•	Average loans increased 15% year-over-year and 3% sequentially; average deposits increased 15% year-over-year and 2% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) increased 8% year-over-year and 10% sequentially. Excluding the impact of the sale of the Newton private client business, total noninterest expense increased 7% year-over-year and 10% sequentially. Both increases primarily reflect higher incentive expense driven by improved performance, partially offset by savings from operational initiatives. Additionally, the year-over-year increase reflects investments in strategic initiatives, while the sequential increase reflects seasonally higher business development expense.

•	47% non-U.S. revenue in 4Q13 vs. 47% in 4Q12.

•

BNY Mellon Asset Management International was the winner of the 2013 Gold Standard Award for Fund Management, BNY Mellon was the winner of 2013 Best Targeted Absolute Return Fund Provider by Investment Life & Pensions Moneyfacts and the Newton Asian Income Fund was named a Top 5 Performer by the FERI Fund Award.

Page - 15

BNY Mellon 4Q13 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

							4Q13 vs.
(dollars in millions, unless otherwise noted)	4Q12	1Q13	2Q13	3Q13	4Q13		4Q12	3Q13
Revenue:
Investment service fees:
Asset servicing	$916	$943	$961	$939	$957		4%	2%
Clearing services	294	304	321	315	324		10	3
Issuer services	213	236	294	321	236		11	(26)
Treasury services	136	137	135	135	137		1	1

Total investment services fees	1,559	1,620	1,711	1,710	1,654		6	(3)
Foreign exchange and other trading revenue	128	172	194	173	148		16	(14)
Other (a)	75	70	66	64	58		(23)	(9)

Total fee and other revenue (a)	1,762	1,862	1,971	1,947	1,860		6	(4)
Net interest revenue	583	653	633	619	609		4	(2)

Total revenue	2,345	2,515	2,604	2,566	2,469		5	(4)
Provision for credit losses	—	1	—	—	—		N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,773	1,796	1,826	1,766	1,819		3	3

Income before taxes (ex. amortization of intangible assets)	572	718	778	800	650		14	(19)
Amortization of intangible assets	48	47	54	46	47		(2)	2

Income before taxes	$524	$671	$724	$754	$603		15%	(20)%

Pre-tax operating margin	22%	27%	28%	29%	24%
Pre-tax operating margin (ex. amortization of intangible assets)	24%	29%	30%	31%	26%

Investment services fees as a percentage of noninterest expense (b)	90%	92%	94%	97%	90%

Securities lending revenue	$31	$31	$39	$26	$21		(32)%	(19)%

Metrics:
Average loans	$24,868	$26,697	$27,814	$27,865	$31,210		26%	12%
Average deposits	$204,164	$200,221	$204,499	$206,068	$216,216		6%	5%

AUC/A at period end (in trillions) (c)	$26.3	$26.3	$26.2	$27.4	$27.6	(d)	5%	1%
Market value of securities on loan at period end (in billions) (e)	$237	$244	$255	$255	$235	(f)	(1)%	(8)%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$190	$205	$201	$110	$123	(d)

Depositary Receipts:
Number of sponsored programs	1,379	1,359	1,349	1,350	1,335		(3)%	(1)%

Clearing services:
Global DARTS volume (in thousands)	181	213	217	212	213		18%	—%
Average active clearing accounts (U.S. platform) (in thousands)	5,489	5,552	5,591	5,622	5,643		3%	—%
Average long-term mutual fund assets (U.S. platform)	$334,883	$357,647	$371,196	$377,131	$401,434		20%	6%
Average investor margin loans (U.S. platform)	$7,987	$8,212	$8,235	$8,845	$8,848		11%	—%
Broker-Dealer:
Average tri-party repo balances (in billions)	$2,113	$2,070	$2,037	$1,952	$2,005		(5)%	3%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets and litigation expense.
(c)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.1 trillion at Dec. 31, 2012, $1.2 trillion at March 31, 2013, $1.1 trillion at June 30, 2013, $1.2 trillion at both Sept. 30, 2013 and Dec. 31, 2013.
(d)	Preliminary.
(e)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan relating to CIBC Mellon.
(f)	Excludes securities booked on BNY Mellon beginning in the fourth quarter of 2013 resulting from the CIBC Mellon joint venture, which totaled $62 billion at Dec. 31, 2013.

Page - 16

BNY Mellon 4Q13 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.7 billion, an increase of 6% year-over-year and a decrease of 3% sequentially.

•

Asset servicing fees (global custody, broker-dealer services and global collateral services) were $957 million in 4Q13 compared with $916 million in 4Q12 and $939 million in 3Q13. Both increases primarily reflect higher market values, organic growth and higher collateral management fees in Global Collateral Services. The year-over-year increase was partially offset by lower securities lending revenue due to lower spreads.

•	Estimated new business wins (AUC/A) of $123 billion in 4Q13.

•

Clearing services fees were $324 million in 4Q13 compared with $294 million in 4Q12 and $315 million in 3Q13. The year-over-year increase was driven by higher mutual fund fees, asset-based fees and volumes, partially offset by higher money market fee waivers. The sequential increase was primarily driven by higher clearing revenue and mutual funds fees.

•

Issuer services fees (Corporate Trust and Depositary Receipts) were $236 million in 4Q13 compared with $213 million in 4Q12 and $321 million in 3Q13. The year-over-year increase primarily resulted from higher Depositary Receipts revenue due to corporate actions, partially offset by the continued run-off of high margin securitizations in Corporate Trust. The sequential decrease primarily reflects seasonally lower Depositary Receipts revenue.

•	Treasury services fees were $137 million in 4Q13 compared with $136 million in 4Q12 and $135 million in 3Q13. Both increases primarily reflect higher cash management fees.

•

Foreign exchange and other trading revenue was $148 million in 4Q13 compared with $128 million in 4Q12 and $173 million in 3Q13. The year-over-year increase was primarily driven by higher volumes and volatility. The sequential decrease primarily reflects lower volatility, partially offset by higher volumes.

•

Net interest revenue was $609 million in 4Q13 compared with $583 million in 4Q12 and $619 million in 3Q13. The year-over-year increase primarily reflects higher average loans and deposits. The sequential decrease primarily reflects lower spreads, partially offset by higher average loans and deposits.

•	Generated 200 basis points of positive operating leverage year-over-year.

•

Noninterest expense (excluding amortization of intangible assets) was $1.819 billion in 4Q13 compared with $1.773 billion in 4Q12 and $1.766 billion in 3Q13. The year-over-year increase was in support of higher revenue growth. The sequential increase was primarily driven by higher legal expense in support of litigation defense and seasonally higher business development expense. Both comparisons also reflect higher consulting expense driven by regulatory/compliance requirements and business initiatives.

•	35% non-U.S. revenue in 4Q13 vs. 34% in 4Q12.

Page - 17

BNY Mellon 4Q13 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(in millions)	4Q12	1Q13	2Q13	3Q13	4Q13
Revenue:
Fee and other revenue	$188	$125	$320	$120	$(37)
Net interest revenue	86	4	61	86	84

Total revenue	274	129	381	206	47
Provision for credit losses	(61)	(25)	(19)	2	6
Noninterest expense	243	242	229	235	207

Income (loss) before taxes	$92	$(88)	$171	$(31)	$(166)

Average loans and leases	$10,267	$10,610	$10,846	$10,938	$9,803

KEY POINTS

•	Total fee and other revenue decreased $225 million compared with 4Q12 and $157 million compared with 3Q13. Both decreases primarily resulted from the loss related to an equity investment.

•	Net interest revenue decreased $2 million compared with both 4Q12 and 3Q13. Both decreases primarily reflect lower average loans and leases.

•	The provision for credit losses was $6 million in 4Q13 driven by an increase in the allowance for a municipal-related entity.

•

Noninterest expense decreased $36 million compared with 4Q12 and $28 million compared with 3Q13. The year-over-year decrease primarily reflects lower M&I expense. The sequential decrease was primarily due to lower staff expense.

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BNY Mellon 4Q13 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon Tier 1 common equity and tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock and trust preferred securities from the numerator of the ratio. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio based on its interpretation, expectations and understanding of the final Basel III rules released by the Federal Reserve on July 2, 2013, on a fully phased-in basis and on the application of such rules to BNY Mellon’s businesses as currently conducted. The estimated Basel III Tier 1 common equity ratio is necessarily subject to, among other things, BNY Mellon’s further review and implementation of the final Basel III rules, anticipated compliance with all necessary enhancements to model calibration, and other refinements, further implementation guidance from regulators and any changes BNY Mellon may make to its businesses. Consequently, BNY Mellon’s estimated Basel III Tier 1 common equity ratio may change based on these factors. Management views the estimated Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated Basel III Tier 1 common equity ratio is intended to allow investors to compare BNY Mellon’s estimated Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and a loss related to an equity investment; and expense measures which exclude M&I expenses, litigation charges, restructuring charges and amortization of intangible assets. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Return on equity measures also exclude the net charge (benefit) related to the disallowance of certain foreign tax credits. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

Page - 19

BNY Mellon 4Q13 Quarterly Earnings Review

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents the reconciliation of net income and diluted earnings per common share.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP	4Q13
(in millions, except per common share amounts)	Net income	Diluted EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$513	$0.44
Loss related to an equity investment	115	0.10

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$628	$0.54

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin
(dollars in millions)	4Q12	1Q13	2Q13	3Q13	4Q13
Income before income taxes – GAAP	$853	$809	$1,206	$986	$711
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	11	16	39	8	17
Add: Amortization of intangible assets	96	86	93	81	82
M&I, litigation and restructuring charges	46	39	13	16	2

Income before income taxes excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$984	$918	$1,273	$1,075	$778

Fee and other revenue – GAAP	$2,850	$2,844	$3,187	$2,963	$2,797
Income from consolidated investment management funds – GAAP	42	50	65	32	36
Net interest revenue – GAAP	725	719	757	772	761

Total revenue – GAAP	3,617	3,613	4,009	3,767	3,594
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	11	16	39	8	17

Total revenue excluding net income attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,606	$3,597	$3,970	$3,759	$3,577

Pre-tax operating margin (a)	24%	22%	30%	26%	20%
Pre-tax operating margin excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and, M&I, litigation and restructuring charges – Non-GAAP (a)	27%	26%	32%	29%	22%

(a)	Income before taxes divided by total revenue.

Page - 20

BNY Mellon 4Q13 Quarterly Earnings Review

The following table presents the calculation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	4Q12	1Q13	2Q13	3Q13	4Q13
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$622	$(266)	$833	$967	$513
Add: Amortization of intangible assets, net of tax	65	56	59	52	53

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation excludingamortization of intangible assets – Non-GAAP	687	(210)	892	1,019	566
Add: M&I, litigation and restructuring charges	31	24	8	12	1
Net charge (benefit) related to the disallowance of certain foreign tax credits	—	854	—	(261)	—

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, M&I, litigation and restructuring charges and the net charge (benefit) related to the disallowance of certain foreign tax credits – Non-GAAP	$718	$668	$900	$770	$567

Average common shareholders’ equity	$34,962	$34,898	$34,467	$34,264	$35,698
Less: Average goodwill	18,046	17,993	17,957	17,975	18,026
Average intangible assets	4,860	4,758	4,661	4,569	4,491
Add: Deferred tax liability – tax deductible goodwill	1,130	1,170	1,200	1,262	1,302
Deferred tax liability – non-tax deductible intangible assets	1,310	1,293	1,269	1,242	1,222

Average tangible common shareholders’ equity – Non-GAAP	$14,496	$14,610	$14,318	$14,224	$15,705

Return on common equity– GAAP (a)	7.1%	N/M	9.7%	11.2%	5.7%
Return on common equity excluding amortization of intangible assets, M&I, litigation and restructuring charges and the net charge (benefit) related to the disallowance of certain foreign tax credits – Non-GAAP (a)	8.2%	7.8%	10.5%	8.9%	6.3%

Return on tangible common equity – Non-GAAP (a)	18.8%	N/M	25.0%	28.4%	14.3%
Return on tangible common equity excluding M&I, litigation and restructuring charges and the net charge (benefit) related to the disallowance of certain foreign tax credits – Non-GAAP (a)	19.7%	18.5%	25.2%	21.5%	14.3%

(a)	Annualized.

N/M – Not meaningful.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	4Q12	1Q13	2Q13	3Q13	4Q13
Income from consolidated investment management funds	$42	$50	$65	$32	$36
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	11	16	39	8	17

Income from consolidated investment management funds, net of noncontrolling interests	$31	$34	$26	$24	$19

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	4Q12	1Q13	2Q13	3Q13	4Q13
Investment management fees	$19	$20	$20	$20	$20
Other (Investment income)	12	14	6	4	(1)

Income from consolidated investment management funds, net of noncontrolling interests	$31	$34	$26	$24	$19

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BNY Mellon 4Q13 Quarterly Earnings Review

The following table presents the calculation of the equity to assets ratio.

Equity to assets ratio	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions, unless otherwise noted)	2012	2013	2013
BNY Mellon shareholders’ equity at period end – GAAP	$36,431	$36,959	$37,521
Less: Preferred stock	1,068	1,562	1,562

BNY Mellon common shareholders’ equity at period end – GAAP	35,363	35,397	35,959
Less: Goodwill	18,075	18,025	18,073
Intangible assets	4,809	4,527	4,452
Add: Deferred tax liability – tax deductible goodwill	1,130	1,262	1,302
Deferred tax liability – non-tax deductible intangible assets	1,310	1,242	1,222

Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP	$14,919	$15,349	$15,958

Total assets at period end – GAAP	$358,990	$371,952	$374,310
Less: Assets of consolidated investment management funds	11,481	11,691	11,272

Subtotal assets of operations – Non-GAAP	347,509	360,261	363,038
Less: Goodwill	18,075	18,025	18,073
Intangible assets	4,809	4,527	4,452
Cash on deposit with the Federal Reserve and other central banks (a)	90,040	96,316	105,384

Tangible total assets of operations at period end – Non-GAAP	$234,585	$241,393	$235,129

BNY Mellon shareholders’ equity to total assets – GAAP	10.1%	9.9%	10.0%
BNY Mellon common shareholders’ equity to total assets – GAAP	9.9%	9.5%	9.6%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP	6.4%	6.4%	6.8%

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2012	2013	2013(a)
Total Tier 1 capital – Basel I	$16,694	$18,074	$18,336
Less: Trust preferred securities	623	324	330
Preferred stock	1,068	1,562	1,562

Total Tier 1 common equity	$15,003	$16,188	$16,444

Total risk-weighted assets – Basel I	$111,180	$114,404	$113,354

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	13.5%	14.2%	14.5%

(a)	Preliminary.

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BNY Mellon 4Q13 Quarterly Earnings Review

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio under the Standardized Approach and Advanced Approach.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a)	Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions)	2012	2013	2013(b)
Total Tier 1 capital – Basel I	$16,694	$18,074	$18,336
Adjustment to determine Basel III Tier 1 common equity:
Deferred tax liability – tax deductible intangible assets	78	82	70
Preferred stock	(1,068)	(1,562)	(1,562)
Trust preferred securities	(623)	(324)	(330)
Other comprehensive income (loss) and net pension fund assets:
Securities available-for-sale	1,350	487	387
Pension liabilities	(1,453)	(1,348)	(900)
Net pensions fund assets	(249)	(279)	(713)
Total other comprehensive income (loss) and net pension fund assets	(352)	(1,140)	(1,226)
Equity method investments	(501)	(479)	(445)
Deferred tax assets	(47)	(26)	(49)
Other	18	18	16

Total estimated Basel III Tier 1 common equity	$14,199	$14,643	$14,810

Under the Standardized Approach:
Total risk-weighted assets – Basel I	N/A	$114,404	$113,354
Add: Adjustments (c)	N/A	31,185	26,511

Total estimated Basel III risk-weighted assets	N/A	$145,589	$139,865

Estimated Basel III Tier 1 common equity ratio – Non-GAAP calculated under the Standardized Approach	N/A	10.1%	10.6%

Under the Advanced Approach:
Total risk-weighted assets – Basel I	$111,180	$114,404	$113,354
Add: Adjustments (c)	33,104	17,179	17,495

Total estimated Basel III risk-weighted assets	$144,284	$131,583	$130,849

Estimated Basel III Tier 1 common equity ratio – Non-GAAP calculated under the Advanced Approach	9.8%	11.1%	11.3	%(d)

(a)	At Sept. 30, 2013 and Dec. 31, 2013, the estimated Basel III Tier 1 common equity ratio is based on our preliminary interpretation of and expectations regarding the final rules released by the Federal Reserve on July 2, 2013, on a fully phased-in basis. For periods prior to June 30, 2013, these ratios were estimated using our interpretation of the NPRs dated June 7, 2012, on a fully phased-in basis.
(b)	Preliminary.
(c)	Following are the primary differences between risk-weighted assets determined under Basel I and Basel III. Credit risk is determined under Basel I using predetermined risk-weights and asset classes and relies in part on the use of external credit ratings. Under Basel III both the Standardized and Advanced Approaches use a broader range of predetermined risk-weights and asset classes and certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under Basel III than Basel I, and Basel III includes additional adjustments for market risk, counterparty credit risk and equity exposures. Additionally, the Standardized Approach eliminates the use of the VaR approach for determining risk-weighted assets on certain repo-style transactions. Risk-weighted assets calculated under the Advanced Approach also include the use of internal credit models and parameters as well as an adjustment for operational risk
(d)	Changes in January 2014 to the probable loss model associated with unsecured wholesale credit exposures within our Advanced Approach capital model will impact risk-weighted assets. The Company did not include the impact at Dec. 31, 2013. However, a preliminary estimate of the revised methodology to the portfolio at Sept. 30, 2013 would have added approximately 6% to the risk-weighted assets.

N/A – Not available.

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BNY Mellon 4Q13 Quarterly Earnings Review

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements made regarding our Operational Excellence Initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of Jan. 17, 2014, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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